EXHIBIT 99.1


Greif Bros. Corporation                                          News Release
425 Winter Road
Delaware, Ohio 43015


                   Greif Bros. Corporation Announces Completion
                       of Van Leer Industrial Acquisition

          Greif Closes Purchase of Van Leer Industrial for $555 Million

                   Acquisition Makes Greif the Global Leader in
               Industrial Packaging Products and Shipping Solutions


DELAWARE, OH (March 2, 2001) - Greif Bros. Corporation (NASDAQ:
GBCOA/GBCOB) today announced completion of its purchase of the Van Leer Industrial packaging division from Huhtamaki Van Leer Oyj of Espoo, Finland (HEX: HVL1V) for $555 million, which includes the assumption of debt and other obligations. Greif and Huhtamaki announced the signing of a definitive purchase agreement for Van Leer Industrial on October 30, 2000 and an amendment on January 26, 2001.

With the purchase of Van Leer Industrial, Greif nearly doubles its revenue base and becomes the global leader in the industrial packaging products business, with approximately 200 locations, 11,000 employees and 19,000 customers in more than 40 countries.

"Combining Greif and Van Leer Industrial creates a stronger company focused on providing a wide range of packaging solutions for global as well as regional customers," said Michael J. Gasser, Greif chairman and chief executive officer. "Our first priority continues to be the acceleration of our historical growth rates by taking advantage of favorable opportunities in international markets."

Greif's Expanded Industrial Shipping Containers Business
Before the acquisition, Greif was the leading supplier of industrial shipping containers in North America. The Van Leer Industrial acquisition expands Greif's markets to Europe, Africa, Asia, Australia and Latin America. Greif anticipates that approximately 80% of net sales for the combined Company will be from North America and Europe and 20% from the remaining regions.

The product line for Greif's Industrial Shipping Containers business segment includes steel drums, fibre drums, plastic drums, intermediate bulk containers, plastic bottles, steel pails and drum closure systems. In addition, the Company provides various packaging-related services.

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Greif also has two other lines of business in the United States market: Containerboard & Corrugated Products and Timber. For the year ended October 31, 2000, Greif reported net sales of $929.9 million, which included $476.3 million for the Company's Industrial Shipping Containers segment, $408.9 million for the Containerboard & Corrugated Products segment and $44.7 million for the Timber segment.

"The Greif-Van Leer Industrial combination is a revolutionary step in a mature, consolidating industry and is an important part of our plan for creating additional value and opportunities for our customers, shareholders and employees," Mr. Gasser said. "While there will be cost savings resulting from the integration process, the Van Leer Industrial acquisition reflects Greif's customer-driven growth strategy."

This growth strategy is based on:
* The broadest product and service offering in the industrial packaging products industry
* Increased ability to respond to global packaging needs of multinational customers
* Global market and leadership position for industrial packaging
* Balanced, globally diversified revenue mix
* Meaningful synergies through improved operating efficiencies, purchasing economies and cross-selling opportunities
* Leveraging a global infrastructure to provide more products to more customers

As previously reported, the Company expects the Van Leer
Industrial acquisition to be accretive to earnings per share within one year from closing.

Experienced Worldwide Packaging Leadership
William B. Sparks, Jr., Greif's president and chief operating officer, will continue to lead the Company's Industrial Shipping Containers business. In addition, Francisco de Miguel, president of Van Leer Industrial and a 33-year employee, will be responsible for overall management of the industrial packaging business in Europe, Asia, Australia and Africa, as well as the drum closures business.

"We are extremely pleased that Francisco de Miguel, along with a large majority of Van Leer Industrial executives, will remain with the international operations and actively participate in the management of the Company to ensure continued quality service to our customers," Mr. Gasser stated. "With these experienced individuals along with the solid Greif management team, we are confident in a smooth transition and positive future."

The Industrial Shipping Containers business will operate in seven geographic regions within the Company's global markets. Van Leer Industrial managers have been appointed to manage six regions, and a Greif manager will direct the North America region. Tri-Surer, the Company's drum closure systems business, will operate as a separate unit within the Industrial Shipping Containers business.

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Mr. Gasser said that integration teams were formed earlier this year and are working in all key locations to implement best practices, identify new marketing opportunities and explore manufacturing and purchasing efficiencies.

Financing
As previously reported, the Company is financing the acquisition through $900 million of Senior Secured Credit Facilities arranged by Merrill Lynch & Co., Inc. with a syndicate of lenders. Proceeds will be used to complete the acquisition of Van Leer Industrial and to refinance the Company's existing debt, and the remaining amounts will be available for working capital and general corporate purposes.

Standard & Poor's and Moody's Investors Service have assigned "BB" and "Ba3" ratings, respectively, to the Company's new $900 million credit facilities. Both rating agencies stated positive outlooks. The credit facilities consist of two term loans, a $350 million five-year term loan A and a $400 million seven-year term loan B, as well as a $150 million multi-currency revolving credit facility.

Financial Overview
The Company will complete pro forma financial statements in accordance with accounting principles generally accepted in the United States and will file them with the U.S. Securities and Exchange Commission within 75 days after closing. The excess amount of the purchase price over net asset value, prior to purchase accounting and post-closing adjustments and translation to accounting principles generally accepted in the United States, is expected to be approximately $80 million. The following financial information is for reference only, and addition of the stated amounts is not indicative of the pro forma results of the combined Company.

Historical Income Statement Information

                                Greif Bros. Corporation  Van Leer Industrial(a)
                                (US $ Million)           (US$ Million) (b)
For the Year Ended              October 31, 2000         December 31, 2000
Net sales                       929.9                    951.0
EBIT before special charges     112.3                    41.9 (c)
EBITDA before special charges   157.5                    78.7 (c)

(a) Unaudited and before synergies
(b) Based on convenience translation, numbers converted from Euro currency as of 12/31/00 at .925 to the US dollar.
(c) Excludes special charges or non-recurring expenses of approximately US $9 million.


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About Greif Bros. Corporation
Greif, which is headquartered in Delaware, Ohio, has been a packaging company since its inception in 1877. The Company provides a broad variety of industrial shipping containers (which include fibre drums, plastic drums, steel drums, intermediate bulk containers, steel pails, drum closures and plastic water bottles) and containerboard and corrugated products (which include semichemical and recycled medium, recycled linerboard, corrugated boxes, corrugated honeycomb products and multiwall packaging) as well as manages timber properties. Greif has approximately 11,000 employees in more than 40 countries. Additional information is on the company's web site at www.greif.com.

Some of the information in this press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "project," and similar expressions, among others, identify forward-looking statements. Forward-looking statements speak only as of the date the statement was made. Such forward-looking statements are subject to certain risks and uncertainties that could cause the Company's actual results to differ materially from those projected, including the statements that the combination of Greif and Van Leer Industrial creates a stronger company focused on providing a wide range of packaging solutions for global as well as regional customers, and the Company's first priority continues to be the acceleration of its historical growth rates by taking advantage of the favorable opportunities in international markets (paragraph three), the Greif-Van Leer Industrial combination is a revolutionary step in a mature, consolidating industry and is an important part of the Company's plan for creating additional value and opportunities for its customers, shareholders and employees (paragraph seven), there will be cost savings resulting from the integration process (paragraph seven), the Company expects the Van Leer Industrial acquisition to be accretive to earnings per share within one year from closing (paragraph nine), the following financial information is for reference purposes only and the addition of the results of both companies is not indicative of the pro forma results of the combined company (paragraph sixteen). Risks and uncertainties that might cause a difference include, but are not limited to, changes in general business and economic conditions and litigation or claims against the Company. These and other risks and uncertainties that could materially affect the financial results of the Company are further discussed in the Company's Annual Report on Form 10-K for the year ended October 31, 2000. All forward-looking statements made in this announcement are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statement.


For Additional Information:

Media Inquiries:
Krista Heins
Director, Communications
Greif Bros. Corporation
740-549-6074
klheins@greif.com

Anita Bose
Robinson Lerer & Montgomery
212-484-7699
abose@rlmnet.com

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Shareholder/Analyst/Investor Inquiries:
Robert Lentz
Robert A. Lentz and Associates
614-876-2000
rlentz@investquest.com

Anita Bose
Robinson Lerer & Montgomery
212-484-7699
abose@rlmnet.com